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                                                                    Exhibit 10.1



                               [CDW Letterhead]



                                August __, 2001

Circle of Service, LLC
Circle of Service Foundation
Mr. Michael P. Krasny
Mr. Gregory C. Zeman
Mr. Daniel B. Kass
(collectively, the "Selling Shareholders")

c/o CDW Computer Centers, Inc.
200 N. Milwaukee Avenue
Vernon Hills, Illinois 60061


Dear Selling Shareholders:

     In connection with a public offering of shares of common stock, par value $0.01 per share (the "Common Stock"), of CDW Computer Centers, Inc., an Illinois corporation (the "Company") that is proposed to be made pursuant to a registration statement that is scheduled to become effective on August __, 2001, you have been asked, and have agreed, to provide certain representations, warranties and indemnification to Morgan Stanley & Co. Incorporated and the other underwriters (collectively, the "Underwriters") for such offering. The Company recognizes that, but for the covenants, obligations and undertakings of the Company in this letter agreement (the "Agreement"), you would not have provided the representation and warranty provided in Section 2(f) or indemnification provided in Section 9(a) of that certain Underwriting Agreement dated as of the date hereof among the Company you and the Underwriters (the "Underwriting Agreement"). The Company further recognizes that the sale of Common Stock by you as contemplated in the Underwriting Agreement, and your execution of the Underwriting Agreement, will provide certain benefits to the Company. Therefore, in consideration of your execution of the Underwriting Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees that it will indemnify you as follows:

     A. The Company agrees and does hereby indemnify, agree to defend and hold you harmless, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, fines, penalties, amounts paid in settlement (subject to Paragraph C) and expenses (including reasonable attorneys' fees and costs of investigation and preparation) (together, "Damages") incurred by you in connection with any action, claim, suit or other proceeding instituted or

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Circle of Service, LLC
Circle of Service Foundation
Mr. Michael P. Krasny
Mr. Gregory C. Zeman
Mr. Daniel B. Kass
                       , 2001
-----------------------
Page 2

          threatened against you by any person, firm, corporation, governmental body, agency or instrumentality, or other entity (including, without limiting the generality of the foregoing, any action, claim, suit or other proceeding brought by one or more of the security holders of the Company, or in the name thereof), by reason of the representation and warranty provided by you in Section 2(f) of the Underwriting Agreement and/or your indemnification obligations provided in Section 9(a) of the Underwriting Agreement, at any time, except to the extent that any such Damages result from your willful misconduct, gross negligence or fraud, or transactions in which you derived an improper personal benefit, in each case, as determined by a court of competent jurisdiction in a final judgment from which no further appeal can be taken. It shall not be deemed to be willful misconduct, gross negligence or fraud if your action is based in good faith upon representations or statements made to you by management of the Company or any third party professional advisor of the Company or its affiliates.

     B. As a condition to recovery under the provisions of Paragraph A above, you agree, within ten days after actual receipt by you of written notice of the commencement of any claim, suit, action or proceeding against you as to which you will claim indemnification pursuant to Paragraph A, to notify the Company in writing of commencement thereof. The failure to so notify the Company shall relieve the Company of its obligations pursuant to this Agreement only to the extent that the failure to give notice prejudices the Company's ability to conduct a defense or otherwise increases the Company's and/or its affiliate's obligations.

     C. After receipt by the Company of a notice given by you pursuant to Paragraph B, the Company shall, if you so request, retain counsel reasonably satisfactory to you and shall pay the reasonable fees and disbursements of such counsel relating to the proceeding, provided, however, that the Company shall be entitled to participate in, and to the extent that it may wish, to assume the defense thereof. You shall have the right to retain your own counsel, but the fees and expenses of such counsel will be at your expense unless (i) the Company and you mutually agree to the retention of such counsel or (ii) representation of both the Company and/or its affiliate and you by the same counsel would be inappropriate due to actual or potential differing interests between such parties. The Company and you agree that the Company shall not, in respect of your legal expenses in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of, in total for all Selling Shareholders, more than one separate firm (in addition to any local counsel) for all of you together with all persons, if any, who control any of you within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities

Circle of Service, LLC
Circle of Service Foundation
Mr. Michael P. Krasny
Mr. Gregory C. Zeman
Mr. Daniel B. Kass
                       , 2001
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Page 3

          Exchange Act of 1934, as amended, and that all such fees and expenses shall be reimbursed as they are incurred. If any such firm is to be engaged, such firm shall be designated by Mr. Krasny, and in the event of Mr. Krasny's death or incapacity, by Mr. Zeman, and in the case of Mr. Zeman's death or incapacity, by Mr. Kass. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify you from and against any Damages by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time you shall have requested the Company to reimburse you for Damages as contemplated above, the Company agrees that, provided that it shall not have notified you of its good faith belief that it is not obligated to reimburse such Damages, it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed you in accordance with such request prior to the date of such settlement. The Company shall not, without your prior written consent, effect any settlement of any pending or threatened proceeding in respect of which you are or could have been a party and indemnity could have been sought hereunder by you, unless such settlement unconditionally releases you from all liability on claims that are the subject matter of such proceeding.

     D. You shall be entitled to representation of an attorney in accordance with the terms of this Agreement, if applicable, or payment by the Company and its affiliates of expenses incurred by you in defending a civil or criminal action, suit or proceeding, to the extent reimbursement of such expenses is not excluded pursuant to Paragraph C, whether or not there are allegations in the complaint which may result in your not being entitled to indemnification because of the exclusions contained in Paragraph A, in advance of the final disposition of such action, suit or proceeding. You shall promptly reimburse the Company and its affiliates for any amounts so paid upon a final judgment from which no further appeal can be taken that you are not entitled to indemnification by the Company and/or its affiliates.

     E. To the extent that the Company and its affiliates advance expenses or indemnify you pursuant to this Agreement and you are entitled to any indemnification or advances of expenses from one or more other parties, you hereby agree that the Company shall be subrogated to, and shall be entitled to, your rights against such other party to receive any such indemnification or advances of expenses. In such event, you shall cooperate with the advancing or indemnifying indemnitor or indemnitors in connection with obtaining such indemnification or advances of
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Circle of Service, LLC
Circle of Service Foundation
Mr. Michael P. Krasny
Mr. Gregory C. Zeman
Mr. Daniel B. Kass
                       , 2001
-----------------------
Page 4

          expenses.

     F. Any written notice from the Company or any of its affiliates to you or from you to the Company and/or any of its affiliates will be deemed given only when received (a) by the Company and/or any of its affiliates c/o CDW; 200 N. Milwaukee Avenue, Vernon Hills, Illinois 60061, attention: Chief Financial Officer, with a copy to Sidley Austin Brown & Wood, 10 S. Dearborn Street, Chicago, IL 60603, Attn:
          Christine A. Leahy, Esq. or at such other address as the Company may substitute for such purposes by written notice to you or (b) by you at your address set forth in Section 15 of the Underwriting Agreement with a copy to your counsel as therein designated, or at such address as you may substitute for such purposes by written notice to the Company.

     G. The foregoing constitutes our entire agreement with respect to the subject matter of this Agreement. The provisions hereof may not be modified or waived except in writing signed by all of the parties hereto.

     H. This Agreement is intended for the sole benefit of you and your beneficiaries, trustees, managers, members, representatives and heirs, as the case may be, and is not intended for the benefit of, nor may any of its provisions be enforced by, any other person, firm, corporation or governmental body, agency or instrumentality. This Agreement shall be binding upon the Company and its affiliates and their respective successors and assigns.

     I. The termination of any of Mr. Zeman's or Mr. Kass's employ with the Company or of any of Mr. Krasny's, Mr. Zeman's or Mr. Kass's position as a member of the Board of Directors of the Company, as applicable, shall in no event affect any liability or obligation of the Company and its affiliates to indemnify you under this Agreement.

                                     * * *
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Circle of Service, LLC
Circle of Service Foundation
Mr. Michael P. Krasny
Mr. Gregory C. Zeman
Mr. Daniel B. Kass
                       , 2001
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Page 5

     If the foregoing correctly sets forth your understanding of our agreement with respect to the subject matter of this letter, please so indicate by signing and returning to the Company the enclosed copy of this letter.

                                        Very truly yours,

                                        CDW COMPUTER CENTERS, INC.


                                        By:
                                        Name:
                                        Its:

ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:

Michael P. Krasny                       Gregory C. Zeman


ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:
                                        CIRCLE OF SERVICE, LLC
Daniel B. Kass                          By:_________________________________
                                        Name:
                                        Its:


ACCEPTED AND AGREED TO:
CIRCLE OF SERVICE FOUNDATION:
By:________________________________
Name:
Its: